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                                                                   EXHIBIT 10.17



                                 AMENDMENT NO. 1
                                       TO
                            STOCK PURCHASE AGREEMENT
                             DATED SEPTEMBER 4, 1991
                                     BETWEEN
                     INFORMATION MANAGEMENT ASSOCIATES, INC.
                         AND WAND/IMA INVESTMENTS, L.P.


          This Agreement is made as of June 1, 1994 by and between Information Management Associates, Inc., a Connecticut corporation (the "Company") and Wand/IMA Investments, L.P., a Delaware limited partnership (the "Purchaser"). Capitalized terms that are used but not defined herein shall have the meanings assigned to such terms in the Stock Purchase Agreement dated as of September 4, 1991 between the Purchaser and the Company (the "Stock Purchase Agreement").

          WHEREAS, Mercury Asset Management plc, acting as agent on behalf of certain of its managed accounts (the "Managed Accounts") is purchasing pursuant to a Stock Purchase Agreement (the "MAM Stock Purchase Agreement"), of even date herewith, 117,778 shares of common stock from certain significant shareholders of the Company; and

          WHEREAS, in order to facilitate the transactions contemplated by the MAM Stock Purchase Agreement, the Company and Purchaser desire to amend the terms of the Stock Purchase Agreement;

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows and the Stock Purchase Agreement is hereby amended as hereinafter set forth:
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                                    SECTION 1

                  Representations and Warranties of the Company

          The Company hereby represents and warrants to WPI as follows:

          1.1  Authority and Validity. The execution, delivery and performance
               ----------------------
of this Amendment No. 1 to the Stock Purchase Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Amendment No. 1 to the Stock Purchase Agreement has been duly and validly executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforcement may be affected or limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by applicable principles of equitable remedies. Neither the execution, delivery and performance of this Amendment No. 1 to the Stock Purchase Agreement, nor the consummation of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will (i) conflict with or result in a breach of any material provisions of its Charter or By-Laws; (ii) violate or conflict with the terms of any material agreement to which the Company is a party or by which it is bound; or (iii) violate any law, statute, rule or regulation or judgment, order, writ, injunction or decree of any court, administrative agency or governmental body applicable to Company.

                                    SECTION 2

                     Amendments to Stock Purchase Agreement

          The terms and conditions of the Stock Purchase Agreement are hereby amended as follows:

          2.1  Definitions. The definitions of "Initiating Holders,"
               -----------
"Registrable Securities" and "Warrants" set forth in Section 10 of the Stock Purchase Agreement are hereby deleted in their entirety and the following revised definitions are substituted therefor:



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          "Initiating Holders: Any holder or holders of Registrable Securities
           ------------------
     holding at least 40% of the Registrable Securities (by number of shares or, in the case of any debt securities which may be Other Securities, 40% of the outstanding principal amount of such securities) and initiating a request pursuant to section 9.1 for the registration of all or part of such holder's or holders' Registrable Securities."

          "Registrable Securities: (a) any shares of Common Stock or Other
           ----------------------
     Securities issued or issuable upon exercise of the Warrants; (b) the shares of Common Stock issued to Purchaser pursuant to the Stock Purchase Agreement, dated October 29, 1991, between the Company and Purchaser; (c) the shares of Common Stock issued to Purchaser pursuant to the Stock Purchase Agreement, dated September 4, 1991 between the Company and the Purchaser; and (d) any securities issued or issuable with respect to any securities referred to in the foregoing subdivisions by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor or similar provision ) under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them immediately thereafter shall not require registration or qualification of them (other than by the issuer, an underwriter or an affiliate) [as such terms are defined in the Securities Act and the regulations promulgated thereunder] of the issuer) under the Securities Act or any similar



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     state law then in force, or (d) they shall have cased to be outstanding."

          "Warrants: (i) the Common Stock Purchase Warrants originally issued
           --------
     pursuant to the Note Purchase Agreement (including any warrants issued in substitution therefor), (ii) an additional Common Stock Purchase Warrant, dated December 29, 1990, No. W-3, issued by the Company to Thomas F. Hill, initially covering 2,381 shares of Common Stock, (iii) an additional Common Stock Purchase Warrant, dated October 29, 1991, No. W-5, issued by the Company to Wand Partners Inc., initially covering 2,068 shares of Common Stock and (iv) an additional Common Stock Purchase Warrant, dated October 29, 1991, No. W-4, issued by the Company to the Purchaser, initially covering 14,812 shares of Common Stock."

          2.2  Effect of Amendment. Except as amended hereby, all provisions of
               -------------------
the Stock Purchase Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date and year first above written.

                                        INFORMATION MANAGEMENT
                                        ASSOCIATES, INC.

                                        By: /s/Gary R. Martino
                                            ------------------------------------
                                            Name: Gary R. Martino
                                            Title: Vice President

                                        WAND/IMA INVESTMENTS, L.P.
                                        By: WAND PARTNERS INC.,
                                            as General Partner

                                        By: /s/David J. Callard
                                            ------------------------------------
                                            Name: David J. Callard
                                            Title:




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